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                                   EXHIBIT 21.1

                             SUBSIDIARIES OF THE REGISTRANT

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NAME                                                 STATE OF INCORPORATION
----                                                 ----------------------
CompuCredit Funding Corp.                            Nevada
CompuCredit Funding Corp. II                         Nevada
CompuCredit Acquisition Corporation                  Nevada
CompuCredit Acquisition Funding Corp.(2)             Nevada
CompuCredit Acquisition Funding Corp. III(2)         Nevada
CompuCredit Services Corporation                     Nevada
Citadel Group, Inc.                                  Florida
CompuCredit Reinsurance Ltd.(1)                      Turks and Caicos Islands
AspireCard.com, Inc.                                 Georgia
AspireCard Services, Inc.                            Georgia
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(1) The Corporation is a subsidiary of CompuCredit Services Corporation.
(2) The Corporation is a subsidiary of CompuCredit Acquisition Corporation.